SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2000

Commission	Exact Name of Registrant as	I.R.S. Employer
File Number	Specified in its Charter	Identification No.

1-11607	DTE Energy Company

	(a Michigan corporation)	38-3217752

2000 2nd Avenue

Detroit, Michigan 48226-1279

313-235-4000

1-2198	The Detroit Edison Company

	(a Michigan corporation)	38-0478650

2000 2nd Avenue

Detroit, Michigan 48226-1279

313-235-8000

Item 5. Other Events.

On June 3, 2000 Michigan Governor John Engler signed Enrolled Senate Bill No. 937, 2000 PA 141, which provides for the restructuring of the electric utility industry in Michigan. On that same date, the Governor signed Enrolled Senate Bill No. 1253, 2000 PA 142, which permits an electric public utility to recover stranded costs (referred to as “qualified costs” in the statute) provided that the Michigan Public Service Commission (“MPSC”) has approved the issuance of securitization bonds and created securitization property.

As a result of the restructuring of the Michigan electric public utility industry, The Detroit Edison Company, a Michigan public electric utility, has at least $1.850 billion of stranded costs. In an Application for a Financing Order, filed July 5, 2000, Detroit Edison requested that the MPSC, as permitted by 2000 PA 142, make the necessary statutory findings and rulings to permit Detroit Edison to securitize certain stranded costs. These stranded costs include Fermi 2 costs, MPSC-approved restructuring costs, buyout or buydown of power purchase contract costs, costs of certain regulatory assets, retail open access implementation costs and employee retraining and transition costs. In addition, the initial and periodic costs of issuance associated with securitization bonds, as well as the costs of retiring and refunding securities with the proceeds of securitization, are qualified costs.

By statute, an Application for a Financing Order is to be treated as an expedited contested case proceeding and the MPSC is to act upon such an Application no later than 90 days after the electric utility files its application.

2000 PA 142 requires Detroit Edison to retire debt and equity with the proceeds of securitization bonds.

Detroit Edison is a wholly-owned subsidiary of DTE Energy Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

DTE ENERGY COMPANY (Registrant)

By: /s/ David E. Meador David E. Meador Senior Vice President – Finance and Treasurer

THE DETROIT EDISON COMPANY (Registrant)

By: /s/ N. A. Khouri N. A. Khouri Assistant Treasurer

Date: July 7, 2000

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